ELEVATE CREDIT ANNOUNCES SECOND QUARTER 2021 RESULTS1
Strong Quarterly Sequential Loan Growth

FORT WORTH, TX - August 3, 2021 - Elevate Credit, Inc. (NYSE: ELVT) (“Elevate” or the “Company”), a leading tech-enabled provider of innovative and responsible online credit solutions for non-prime consumers, today announced results for the second quarter ended June 30, 2021.
“The second quarter brought back an exciting return to growth across all products,” said Elevate CEO, Jason Harvison. “The reopening of the broader economy has created strong tailwinds for our industry in the second half of 2021. I am also pleased to report progress on our infrastructure improvements with the rollout of our new technology platform, Blueprint, which will enable us to expand more seamlessly to additional new partners and products in the near future.”
Second Quarter 2021 Financial Results2
•Net income (loss): Net loss for the three months ended June 30, 2021 totaled $(3.0) million compared to net income of $8.6 million in the second quarter of 2020. The net loss in the second quarter of 2021 resulted from loan loss provision associated with increased loan originations and increased direct marketing expense on new customer acquisition. The number of new and former customer loans originated during the second quarter of 2021 totaled approximately 54,000 loans, an increase from approximately 10,400 in the prior year second quarter.
Fully diluted loss per share for the second quarter of 2021 totaled $(0.09), a decrease from $0.20 per fully diluted share a year ago.
•Combined loans receivable - principal: Combined loans receivable - principal totaled $399.3 million at June 30, 2021, a sequential quarter increase of 13% from $353.1 million at March 31, 2021 and a decrease of $14.4 million, or 3%, from $413.7 million at June 30, 2020.
•Credit quality: The combined loan loss reserve at June 30, 2021 totaled $40.3 million, or 10% of combined loans receivable compared to 14% a year ago reflecting the continued strong credit performance of the loan portfolio.
•Revenue: Revenues decreased during the second quarter of 2021 to $84.5 million, compared to $118.0 million for the second quarter of 2020. The decrease in revenue is primarily attributable to a lower average combined loans receivable-principal coupled with lower effective APRs earned on the loan portfolio.
•Adjusted EBITDA: Adjusted EBITDA totaled $11.6 million in the second quarter of 2021, down from $45.2 million in the second quarter of 2020. The Adjusted EBITDA margin for the second quarter of 2021 was 13.7%, down from 38.3% in the prior-year second quarter.
__________________________
1Our 2021 results and comparable periods are presented on a continuing operations basis and exclude the results of discontinued operations in the UK, unless otherwise stated. Elevate exited the UK market in the second quarter of 2020.
2Adjusted EBITDA, Adjusted EBITDA margin, combined loans receivable - principal, combined loans receivable, and combined loan loss reserve are non-GAAP financial measures. These terms are defined elsewhere in this release. Please see the schedules appearing later in this release for reconciliations of these non-GAAP measures to the most directly comparable GAAP measures.

Year-to-date 2021 Financial Results2
•Net income: Net income for the six months ended June 30, 2021 totaled $9.7 million, up $6.1 million compared to $3.6 million in the first half of 2020. Fully diluted earnings per share for the first half of 2021 totaled $0.27, an increase from $0.09 per fully diluted share a year ago.
•Revenue: Revenues decreased during the first half of 2021 to $174.3 million, compared to $280.5 million for the first half of 2020. The decrease in revenue is primarily attributable to a lower average combined loans receivable-principal coupled with lower effective APRs earned on the loan portfolio.
•Adjusted EBITDA: Adjusted EBITDA totaled $43.2 million in the first half of 2021, down from $80.1 million in the first half of 2020. The Adjusted EBITDA margin for the first half of 2021 was 24.8%, down from 28.6% in the prior-year first half.
Liquidity and Capital Resources
Interest expense in the second quarter of 2021 declined to $8.6 million compared to $12.2 million in the second quarter of 2020. The Company paid down its debt facilities by over $97 million in January 2021, while drawing down a net $10 million on its debt facilities in the second quarter of 2021 to help fund loan growth. Total debt at June 30, 2021 was $351.2 million on $157.7 million in equity resulting in a debt to equity ratio of 2.6 compared to 3.1 at both December 31, 2020 and June 30, 2020, when including all liabilities.
During the second quarter of 2021, the Company purchased $8.0 million of common shares (2.3 million common shares) under the Company's previously approved common stock repurchase program or roughly 7% of common shares outstanding at the beginning of the quarter. As of June 30, 2021, the Company has repurchased approximately 28% of all common shares issued and outstanding since August 2019 under this common stock repurchase program.
Financial Outlook
For the full year 2021, the Company expects total revenue of $380 million to $400 million, net income and diluted earnings per share to be roughly breakeven, and Adjusted EBITDA of $50 million to $60 million.

Conference Call
The Company will host a conference call to discuss its second quarter 2021 financial results on Tuesday, August 3, at 4:00 pm Central Time / 5:00 pm Eastern Time. Interested parties may access the conference call live over the phone by dialing 1-877-407-0792 (domestic) or 1-201-689-8263 (international) and requesting the Elevate Credit Second Quarter 2021 Earnings Conference Call. Participants are asked to dial in a few minutes prior to the call to register for the event. The conference call will also be webcast live through Elevate’s Investor Relations website at https://investors.elevate.com/corporate-profile/.
An audio replay of the conference call will be available approximately three hours after the conference call until 11:59 pm ET on August 17, 2021, and can be accessed by dialing 1-844-512-2921 (domestic) or 1-412-317-6671 (international), and providing the passcode 13721164, or by accessing Elevate’s Investor Relations website.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements contain words such as "may," "will," "might," "expect," "believe," "anticipate," "could," "would," "estimate," "continue," "pursue," or the negative thereof or comparable terminology, and may include (without limitation) information regarding the Company's expectations, goals or intentions regarding future performance. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “likely” and other words and terms of similar meaning. The forward-looking statements include statements regarding: our expectations of future financial performance including our outlook for full fiscal year 2021 (including all statements under the heading "Financial Outlook"); our potential to drive long-term earnings growth; our expectation of continued strong earnings through 2021; and the Company's targeted customer acquisition cost range of $250-$300. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. These risks and uncertainties include, but are not limited to: the effect of the COVID-19 pandemic and various policies being implemented to prevent its spread on the Company's business, financial condition and results of operations; the Company’s limited operating history in an evolving industry; the Company’s ability to grow revenue and maintain or achieve consistent profitability in the future; new laws and regulations in the consumer lending industry in many jurisdictions that could restrict the consumer lending products and services the Company offers, impose additional compliance costs on the Company, render the Company’s current operations unprofitable or even prohibit the Company’s current operations; scrutiny by regulators and payment processors of certain online lenders’ access to the Automated Clearing House system to disburse and collect loan proceeds and repayments; a lack of sufficient debt financing at acceptable prices or disruptions in the credit markets; the impact of competition in our industry and innovation by our competitors; our ability to prevent security breaches, disruption in service and comparable events that could compromise the personal and confidential information held in our data systems, reduce the attractiveness of our platform or adversely impact our ability to service loans; and other risks related to litigation, compliance and regulation. Additional factors that could cause actual results to differ are discussed under the heading "Risk Factors" and in other sections of the Company's most recent Annual Report on Form 10-K, and in the Company's other current and periodic reports filed from time to time with the SEC. All forward-looking statements in this press release are made as of the date hereof, based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement.

About Elevate
Elevate (NYSE: ELVT), together with the banks that license its marketing and technology services, has originated $9.2 billion in non-prime credit to more than 2.6 million non-prime consumers to date and has saved its customers more than $8.5 billion versus the cost of payday loans. Its responsible, tech-enabled online credit solutions provide immediate relief to customers today and help them build a brighter financial future. The company is committed to rewarding borrowers’ good financial behavior with features like interest rates that can go down over time, free financial training and free credit monitoring. Elevate’s suite of groundbreaking credit products includes RISE, Elastic and Today Card. For more information, please visit http://corporate.elevate.com.

Investor Relations:

Solebury Trout
Sloan Bohlen, (817) 928-1646
investors@elevate.com

or

Media Inquiries:

Solebury Trout
James McCusker, (203) 585-4750
jmccusker@soleburytrout.com

Elevate Credit, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(Dollars in thousands, except share and per share amounts)	2021	2020	2021	2020
Revenues	$84,540	$117,991	$174,273	$280,458
Cost of sales:
Provision for loan losses	27,225	41,477	48,195	120,052
Direct marketing costs	10,564	344	14,947	11,313
Other cost of sales	2,905	1,607	4,952	4,277
Total cost of sales	40,694	43,428	68,094	135,642
Gross profit	43,846	74,563	106,179	144,816
Operating expenses:
Compensation and benefits	18,585	16,844	37,593	40,318
Professional services	8,659	8,471	15,738	16,397
Selling and marketing	710	904	1,243	1,858
Occupancy and equipment	5,289	4,843	10,245	9,479
Depreciation and amortization	4,552	4,529	9,795	8,825
Other	811	907	1,586	1,978
Total operating expenses	38,606	36,498	76,200	78,855
Operating income	5,240	38,065	29,979	65,961
Other expense:
Net interest expense	(8,567)	(12,177)	(17,353)	(25,833)
Non-operating income (loss)	510	(1,422)	717	(5,685)
Total other expense	(8,057)	(13,599)	(16,636)	(31,518)
Income (loss) from continuing operations before taxes	(2,817)	24,466	13,343	34,443
Income tax expense	228	8,373	3,672	10,428
Net income (loss) from continuing operations	(3,045)	16,093	9,671	24,015
Net loss from discontinued operations	—	(7,540)	—	(20,373)
Net income (loss)	$(3,045)	$8,553	$9,671	$3,642

Basic earnings per share
Continuing operations	$(0.09)	$0.38	$0.27	$0.56
Discontinued operations	—	(0.18)	—	(0.47)
Basic earnings (loss) per share	$(0.09)	$0.20	$0.27	$0.09

Diluted earnings per share
Continuing operations	$(0.09)	$0.38	$0.27	$0.56
Discontinued operations	—	(0.18)	—	(0.47)
Diluted earnings (loss) per share	$(0.09)	$0.20	$0.27	$0.09

Basic weighted average shares outstanding	35,132,980	42,182,412	35,591,583	42,673,879
Diluted weighted average shares outstanding	35,132,980	42,511,808	36,331,631	43,090,730

Elevate Credit, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)

(Dollars in thousands)	June 30, 2021	December 31, 2020
ASSETS
Cash and cash equivalents*	$105,782	$197,983
Restricted cash*	3,862	3,135
Loans receivable, net of allowance for loan losses of $40,314 and $48,399, respectively*	378,142	374,832
Prepaid expenses and other assets*	13,114	10,060
Operating lease right of use assets	6,819	8,320
Receivable from CSO lenders	14	1,255
Receivable from payment processors*	5,485	6,147
Deferred tax assets, net	22,332	25,958
Property and equipment, net	32,175	34,000
Goodwill, net	6,776	6,776
Intangible assets, net	231	1,133
Total assets	$574,732	$669,599

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued liabilities*	$52,784	$52,252
Operating lease liabilities	10,617	11,952
Deferred revenue*	2,465	3,134
Notes payable, net*	351,214	438,403
Total liabilities	417,080	505,741
COMMITMENTS, CONTINGENCIES AND GUARANTEES
STOCKHOLDERS’ EQUITY
Preferred stock	—	—
Common stock	18	18
Additional paid-in capital	203,050	200,433
Treasury stock	(33,632)	(16,492)
Accumulated deficit	(11,784)	(20,101)
Total stockholders’ equity	157,652	163,858
Total liabilities and stockholders’ equity	$574,732	$669,599
* These balances include certain assets and liabilities of variable interest entities (“VIEs”) that can only be used to settle the liabilities of that respective VIE. All assets of the Company are pledged as security for the Company’s outstanding debt, including debt held by the VIEs.

Non-GAAP Financial Measures
This press release and the attached financial tables contain certain non-GAAP financial measures, including Adjusted EBITDA, Adjusted EBITDA margin, Adjusted earnings, adjusted diluted earnings per share, combined loans receivable - principal, combined loans receivable and combined loan loss reserve.
Adjusted Earnings Measures
In addition to the financial information prepared in accordance with GAAP, Elevate uses certain non-GAAP measures such as “Adjusted EBITDA”, "Adjusted EBITDA margin", "Adjusted earnings (loss)", and "Adjusted diluted earnings (loss) per share" (collectively, "Adjusted Earnings Measures") in assessing its operating performance. Elevate believes these non-GAAP measures are appropriate measures to be used in evaluating the performance of its business.
Elevate defines Adjusted EBITDA as net income (loss) from continuing operations excluding the impact of income tax expense, non-operating (income) loss, net interest expense, share-based compensation expense and depreciation and amortization expense. Elevate defines Adjusted EBITDA margin as Adjusted EBITDA divided by revenue.
Elevate defines Adjusted earnings (loss) as net income (loss) from continuing operations excluding the impact of a contingent loss related to a legal matter (tax effected). Elevate defines Adjusted diluted earnings (loss) per share as Adjusted earnings divided by Diluted weighted average shares outstanding.
Management believes that Adjusted Earnings Measures are useful supplemental measures to assist management and investors in analyzing the operating performance of the business and provide greater transparency into the results of operations of our core business. Management uses these non-GAAP financial measures frequently in its decision-making because it provides supplemental information that facilitates internal comparisons to the historical operating performance of prior periods and gives an additional indication of Elevate’s core operating performance. Elevate includes these non-GAAP financial measures in its earnings announcement in order to provide transparency to its investors and enable investors to better compare its operating performance with the operating performance of its competitors.
Adjusted Earnings Measures should not be considered as alternatives to net income (loss) or any other performance measure derived in accordance with GAAP. Management's use of Adjusted Earnings Measures has limitations as an analytical tool, and investors should not consider it in isolation or as a substitute for analysis of the Company's results as reported under GAAP. Some of these limitations are:
•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect expected cash capital expenditure requirements for such replacements or for new capital assets;
•Adjusted EBITDA does not reflect changes in, or cash requirements for, the Company's working capital needs; and
•Adjusted EBITDA does not reflect interest associated with notes payable used for funding customer loans, for other corporate purposes or tax payments that may represent a reduction in cash available to the Company.

Additionally, Elevate’s definition of Adjusted Earnings Measures may not be comparable to similarly titled measures reported by other companies.

The following table presents a reconciliation of Adjusted EBITDA and Adjusted EBITDA margin to Elevate’s net income (loss) from continuing operations for the three and six months ended June 30, 2021 and 2020:

	Three Months Ended June 30,		Six Months Ended June 30,
(Dollars in thousands)	2021	2020	2021	2020
Net income (loss) from continuing operations	$(3,045)	$16,093	$9,671	$24,015
Adjustments:
Net interest expense	8,567	12,177	17,353	25,833
Share-based compensation	1,787	2,599	3,389	5,347
Depreciation and amortization	4,552	4,529	9,795	8,825
Non-operating (income) loss	(510)	1,422	(717)	5,685
Income tax expense	228	8,373	3,672	10,428
Adjusted EBITDA	$11,579	$45,193	$43,163	$80,133

Adjusted EBITDA margin	13.7%	38.3%	24.8%	28.6%
Adjusted earnings (loss) and adjusted diluted earnings (loss) per share
For the three and six months ended June 30, 2020, the Company recognized $1.4 million and $5.7 million, respectively, of charges related to a contingent loss on a legal matter in Non-operating loss. The following table presents a reconciliation of Net income (loss) from continuing operations and diluted earnings (loss) per share - continuing operations to Adjusted earnings (loss) and Adjusted diluted earnings (loss) per share, which excludes the impact of the contingent loss.

	Three Months Ended June 30,		Six Months Ended June 30,
(Dollars in thousands except per share amounts)	2021	2020	2021	2020
Net income (loss) from continuing operations	$(3,045)	$16,093	$9,671	$24,015
Impact of contingent loss related to a legal matter	—	1,422	—	5,685
Cumulative tax effect of adjustments	—	(395)	—	(1,580)
Adjusted earnings (loss)	$(3,045)	$17,120	$9,671	$28,120

Diluted earnings (loss) per share - continuing operations	$(0.09)	$0.38	$0.27	$0.56
Impact of contingent loss related to a legal matter	—	0.03	—	0.13
Cumulative tax effect of adjustments	—	(0.01)	—	(0.04)
Adjusted diluted earnings (loss) per share	$(0.09)	$0.40	$0.27	$0.65

Supplemental Schedules

Revenue by Product

	Three Months Ended June 30, 2021
	Rise (1)	Elastic	Today
(Dollars in thousands)	(Installment Loans)	(Lines of Credit)	(Credit Card)	Total
Average combined loans receivable – principal(2)	$204,625	$133,629	$17,726	$355,980
Effective APR	100%	95%	29%	94%
Finance charges	$50,834	$31,618	$1,262	$83,714
Other	199	111	516	826
Total revenue	$51,033	$31,729	$1,778	$84,540

	Three Months Ended June 30, 2020
	Rise (1)	Elastic	Today
(Dollars in thousands)	(Installment Loans)	(Lines of Credit)	(Credit Card)	Total
Average combined loans receivable – principal(2)	$273,898	$185,626	$7,170	$466,694
Effective APR	110%	90%	27%	101%
Finance charges	$75,533	$41,777	$493	$117,803
Other	9	5	174	188
Total revenue	$75,542	$41,782	$667	$117,991

	Six Months Ended June 30, 2021
	Rise (1)	Elastic	Today
(Dollars in thousands)	(Installment Loans)	(Lines of Credit)	(Credit Card)	Total
Average combined loans receivable – principal(2)	$211,115	$140,309	$15,941	$367,365
Effective APR	100%	95%	30%	95%
Finance charges	$104,576	$65,988	$2,373	$172,937
Other	261	161	914	1,336
Total revenue	$104,837	$66,149	$3,287	$174,273

	Six Months Ended June 30, 2020
	Rise (1)	Elastic	Today
(Dollars in thousands)	(Installment Loans)	(Lines of Credit)	(Credit Card)	Total
Average combined loans receivable – principal(2)	$306,581	$212,457	$5,894	$524,932
Effective APR	117%	95%	30%	107%
Finance charges	$179,038	$99,952	$892	$279,882
Other	108	176	292	576
Total revenue	$179,146	$100,128	$1,184	$280,458
(1)    Includes loans originated by third-party lenders through the CSO programs, which are not included in the Company's condensed consolidated financial statements.
(2)    Average combined loans receivable - principal is calculated using daily principal balances. See the "Combined Loan Information" section for a reconciliation of this non-GAAP measure to the most comparable GAAP measure.

Loan Loss Reserve by Product

	Three Months Ended June 30, 2021
	Rise	Elastic	Today
(Dollars in thousands)	(Installment Loans)	(Lines of Credit)	(Credit Card)	Total
Combined loan loss reserve(1):
Beginning balance	$26,592	$10,749	$1,818	$39,159
Net charge-offs	(19,349)	(5,831)	(883)	(26,063)
Provision for loan losses	20,856	5,454	915	27,225
Ending balance	$28,099	$10,372	$1,850	$40,321
Combined loans receivable(1)(2)	$244,389	$152,605	$21,487	$418,481
Combined loan loss reserve as a percentage of ending combined loans receivable	11%	7%	9%	10%
Net charge-offs as a percentage of revenues	38%	18%	50%	31%
Provision for loan losses as a percentage of revenues	41%	17%	51%	32%

	Three Months Ended June 30, 2020
	Rise	Elastic	Today
(Dollars in thousands)	(Installment Loans)	(Lines of Credit)	(Credit Card)	Total
Combined loan loss reserve(1):
Beginning balance	$51,707	$25,145	$908	$77,760
Net charge-offs	(38,100)	(20,120)	(423)	(58,643)
Provision for loan losses	27,007	13,579	891	41,477
Ending balance	$40,614	$18,604	$1,376	$60,594
Combined loans receivable(1)(2)	$260,384	$171,196	$8,304	$439,884
Combined loan loss reserve as a percentage of ending combined loans receivable	16%	11%	17%	14%
Net charge-offs as a percentage of revenues	50%	48%	63%	50%
Provision for loan losses as a percentage of revenues	36%	32%	134%	35%

(1)    Not a financial measure prepared in accordance with GAAP. See the "Combined Loan Information" section for a reconciliation of this non-GAAP measure to the most comparable GAAP measure.
(2)    Includes loans originated by third-party lenders through the CSO programs, which are not included in the Company's condensed consolidated financial statements.

Loan Loss Reserve by Product, Continued

	Six Months Ended June 30, 2021
	Rise	Elastic	Today
(Dollars in thousands)	(Installment Loans)	(Lines of Credit)	(Credit Card)	Total
Combined loan loss reserve(1):
Beginning balance	$33,968	$13,201	$1,910	$49,079
Net charge-offs	(42,023)	(13,374)	(1,556)	(56,953)
Provision for loan losses	36,154	10,545	1,496	48,195
Ending balance	28,099	10,372	1,850	40,321
Combined loans receivable(1)(2)	$244,389	$152,605	$21,487	$418,481
Combined loan loss reserve as a percentage of ending combined loans receivable	11%	7%	9%	10%
Net charge-offs as a percentage of revenues	40%	20%	47%	33%
Provision for loan losses as a percentage of revenues	34%	16%	46%	28%

	Six Months Ended June 30, 2020
	Rise	Elastic	Today
(Dollars in thousands)	(Installment Loans)	(Lines of Credit)	(Credit Card)	Total
Combined loan loss reserve(1):
Beginning balance	$52,099	$28,852	$1,041	$81,992
Net charge-offs	(93,061)	(47,324)	(1,065)	(141,450)
Provision for loan losses	81,576	37,076	1,400	120,052
Ending balance	40,614	18,604	1,376	60,594
Combined loans receivable(1)(2)	$260,384	$171,196	$8,304	$439,884
Combined loan loss reserve as a percentage of ending combined loans receivable	16%	11%	17%	14%
Net charge-offs as a percentage of revenues	52%	47%	90%	50%
Provision for loan losses as a percentage of revenues	46%	37%	118%	43%

(1)    Not a financial measure prepared in accordance with GAAP. See the "Combined Loan Information" section for a reconciliation of this non-GAAP measure to the most comparable GAAP measure.
(2)    Includes loans originated by third-party lenders through the CSO programs, which are not included in the Company's condensed consolidated financial statements.

Customer Loan Data by Product

	Three Months Ended June 30, 2021
	Rise	Elastic	Today
(Dollars in thousands)	(Installment Loans)	(Lines of Credit)	(Credit Card)	Total
Beginning number of combined loans outstanding	91,508	90,021	12,802	194,331
New customer loans originated	27,704	6,339	4,943	38,986
Former customer loans originated	14,909	132	—	15,041
Attrition	(25,337)	(4,214)	(264)	(29,815)
Ending number of combined loans outstanding	108,784	92,278	17,481	218,543
Customer acquisition cost	$294	$332	$64	$271
Average customer loan balance	$2,122	$1,599	$1,199	$1,827

	Three Months Ended June 30, 2020
	Rise	Elastic	Today
(Dollars in thousands)	(Installment Loans)	(Lines of Credit)	(Credit Card)	Total
Beginning number of combined loans outstanding	142,633	134,240	4,613	281,486
New customer loans originated	627	292	1,896	2,815
Former customer loans originated	7,593	9	—	7,602
Attrition	(43,728)	(25,988)	57	(69,659)
Ending number of combined loans outstanding	107,125	108,553	6,566	222,244
Customer acquisition cost	$306	$375	$22	$122
Average customer loan balance	$2,249	$1,518	$1,231	$1,862

	Six Months Ended June 30, 2021
	Rise	Elastic	Today
	(Installment Loans)	(Lines of Credit)	(Credit Card)	Total
Beginning number of combined loans outstanding	103,940	100,105	10,803	214,848
New customer loans originated	36,360	9,191	7,325	52,876
Former customer loans originated	27,765	226	—	27,991
Attrition	(59,281)	(17,244)	(647)	(77,172)
Ending number of combined loans outstanding	108,784	92,278	17,481	218,543
Customer acquisition cost	$302	$376	$70	$283

	Six Months Ended June 30, 2020
	Rise	Elastic	Today
	(Installment Loans)	(Lines of Credit)	(Credit Card)	Total
Beginning number of combined loans outstanding	152,435	146,317	3,207	301,959
New customer loans originated	25,040	10,057	3,468	38,565
Former customer loans originated	24,149	140	—	24,289
Attrition	(94,499)	(47,961)	(109)	(142,569)
Ending number of combined loans outstanding	107,125	108,553	6,566	222,244
Customer acquisition cost	$309	$335	$62	$293

Combined Loan Information

The Elastic line of credit product is originated by a third-party lender, Republic Bank, which initially provides all of the funding for that product. Republic Bank retains 10% of the balances of all of the loans originated and sells a 90% loan participation in the Elastic lines of credit to a third party SPV, Elastic SPV, Ltd. Elevate is required to consolidate Elastic SPV, Ltd. as a variable interest entity under GAAP and the condensed consolidated financial statements include revenue, losses and loans receivable related to the 90% of Elastic lines of credit originated by Republic Bank and sold to Elastic SPV, Ltd.
Since the fourth quarter of 2018, the Company licensed its Rise installment loan brand to a third-party lender, FinWise Bank, which originates Rise installment loans in seventeen states. FinWise Bank initially provides all of the funding, retains 4% of the balances of all of the loans originated and sells the remaining 96% loan participation in those Rise installment loans to a third party SPV, EF SPV, Ltd. Elevate is required to consolidate EF SPV, Ltd. as a variable interest entity under GAAP and the condensed consolidated financial statements include revenue, losses and loans receivable related to the 96% of Rise installment loans originated by FinWise Bank and sold to EF SPV, Ltd.
Since the third quarter of 2020, the Company also licenses its Rise installment loan brand to an additional third-party lender, Capital Community Bank ("CCB"), which originates Rise installment loans in three states. Similar to the relationship with FinWise Bank, CCB initially provides all of the funding, retains 5% of the balances of all of the loans originated and sells the remaining 95% loan participation in those Rise installment loans to a third-party SPV, EC SPV, Ltd. Elevate is required to consolidate EC SPV, Ltd. as a variable interest entity under GAAP and the condensed consolidated financial statements include revenue, losses and loans receivable related to the 95% of the Rise installment loans originated by CCB and sold to EC SPV, Ltd.
Elevate defines combined loans receivable - principal as loans owned by the Company plus loans originated and owned by third-party lenders pursuant to our CSO programs. Under these programs, the Company does not make Rise loans directly, but rather acts as a Credit Services Organization (which is also known as a Credit Access Business), or, “CSO,” and the loans are originated by an unaffiliated third party. There were no new loan originations in the first half of 2021 under our CSO programs, but the Company continues to have obligations as the CSO until the wind-down of this portfolio is complete. Elevate defines combined loan loss reserve as the loan loss reserve for loans owned by the Company plus the loan loss reserve for loans originated and owned by third-party lenders and guaranteed by the Company. The information presented in the tables below on a combined basis are non-GAAP measures based on a combined portfolio of loans, which includes the total amount of outstanding loans receivable that the Company owns and that are on the Company's condensed consolidated balance sheets plus outstanding loans receivable originated and owned by third parties that the Company guarantees pursuant to CSO programs in which the Company participates.
The Company believes these non-GAAP measures provide investors with important information needed to evaluate the magnitude of potential loan losses and the opportunity for revenue performance of the combined loan portfolio on an aggregate basis. The Company also believes that the comparison of the combined amounts from period to period is more meaningful than comparing only the amounts reflected on the Company's condensed consolidated balance sheets since both revenues and cost of sales as reflected in the Company's condensed consolidated financial statements are impacted by the aggregate amount of loans the Company owns and those CSO loans the Company guarantees.
The Company's use of total combined loans and fees receivable has limitations as an analytical tool, and investors should not consider it in isolation or as a substitute for analysis of the Company's results as reported under GAAP. Some of these limitations are:
•Rise CSO loans are originated and owned by a third-party lender; and
•Rise CSO loans are funded by a third-party lender and are not part of the VPC Facility.

As of each of the period ends indicated, the following table presents a reconciliation of:
•Loans receivable, net, Company owned (which reconciles to the Company's condensed consolidated balance sheets included elsewhere in this press release);
•Loans receivable, net, guaranteed by the Company;
•Combined loans receivable (which the Company uses as a non-GAAP measure); and
•Combined loan loss reserve (which the Company uses as a non-GAAP measure).

	2020			2021
(Dollars in thousands)	June 30	September 30	December 31	March 31	June 30
Company Owned Loans:
Loans receivable – principal, current, company owned	$387,939	$346,380	$372,320	$331,251	$372,068
Loans receivable – principal, past due, company owned	18,917	21,354	25,563	21,678	27,231
Loans receivable – principal, total, company owned	406,856	367,734	397,883	352,929	399,299
Loans receivable – finance charges, company owned	25,606	24,117	25,348	21,393	19,157
Loans receivable – company owned	432,462	391,851	423,231	374,322	418,456
Allowance for loan losses on loans receivable, company owned	(59,438)	(49,909)	(48,399)	(39,037)	(40,314)
Loans receivable, net, company owned	$373,024	$341,942	$374,832	$335,285	$378,142
Third Party Loans Guaranteed by the Company:
Loans receivable – principal, current, guaranteed by company	$6,755	$9,129	$1,795	$145	$17
Loans receivable – principal, past due, guaranteed by company	117	314	144	15	4
Loans receivable – principal, total, guaranteed by company(1)	6,872	9,443	1,939	160	21
Loans receivable – finance charges, guaranteed by company(2)	550	679	299	22	4
Loans receivable – guaranteed by company	7,422	10,122	2,238	182	25
Liability for losses on loans receivable, guaranteed by company	(1,156)	(1,421)	(680)	(122)	(7)
Loans receivable, net, guaranteed by company(3)	$6,266	$8,701	$1,558	$60	$18
Combined Loans Receivable(3):
Combined loans receivable – principal, current	$394,694	$355,509	$374,115	$331,396	$372,085
Combined loans receivable – principal, past due	19,034	21,668	25,707	21,693	27,235
Combined loans receivable – principal	413,728	377,177	399,822	353,089	399,320
Combined loans receivable – finance charges	26,156	24,796	25,647	21,415	19,161
Combined loans receivable	$439,884	$401,973	$425,469	$374,504	$418,481
Combined Loan Loss Reserve(3):
Allowance for loan losses on loans receivable, company owned	$(59,438)	$(49,909)	$(48,399)	$(39,037)	$(40,314)
Liability for losses on loans receivable, guaranteed by company	(1,156)	(1,421)	(680)	(122)	(7)
Combined loan loss reserve	$(60,594)	$(51,330)	$(49,079)	$(39,159)	$(40,321)
Combined loans receivable – principal, past due(3)	$19,034	$21,668	$25,707	$21,693	$27,235
Combined loans receivable – principal(3)	413,728	377,177	399,822	353,089	399,320
Percentage past due	5%	6%	6%	6%	7%
Combined loan loss reserve as a percentage of combined loans receivable(3)(4)	14%	13%	12%	10%	10%
Allowance for loan losses as a percentage of loans receivable – company owned	14%	13%	11%	10%	10%

(1)    Represents loans originated by third-party lenders through the CSO programs, which are not included in the Company's condensed consolidated financial statements.
(2)    Represents finance charges earned by third-party lenders through the CSO programs, which are not included in the Company's condensed consolidated financial statements.
(3)    Non-GAAP measure.
(4)    Combined loan loss reserve as a percentage of combined loans receivable is determined using period-end balances.